As filed with the Securities and Exchange Commission on September 15, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POLARIS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1790959
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2100 Highway 55
Medina, Minnesota 55340
(Address, Including Zip Code, of Principal Executive Offices)

POLARIS INDUSTRIES INC. 2007 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Michael W. Malone, Vice President-Finance,
Chief Financial Officer and Secretary
Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
(763) 542-0500
(Name, address and telephone number, including area code, of agent for service)

Copy to:
James C. Melville
Kaplan, Strangis and Kaplan, P.A.
5500 Wells Fargo Center, 90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 375-1138
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of Securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered(1)	share(2)	price	registration fee
Common Stock, Par Value $.01(3)	1,417,736 shares	$38.16	$54,100,805.76	$3,018.82

     (1) This Registration Statement includes, in addition to the number of shares stated above, an indeterminate number of additional shares that may be issued pursuant to the provisions of the plan described herein as the result of any future stock split, stock dividend, or similar adjustment of Polaris Industries Inc.’s outstanding common stock, par value $.01 per share (the “Common Stock”) in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Act”).
     (2) Estimated by the Registrant solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Act and is based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on September 8, 2009.
     (3) Includes an equal number of preferred share purchase rights associated with our Common Stock under a Rights Agreement dated as of May 18, 2000.

EXPLANATORY NOTE
     Pursuant to General Instruction E of Form S-8 under the Securities Act, this Registration Statement is filed to register 1,417,736 additional shares of the Common Stock of Polaris Industries Inc., a Minnesota corporation (the “Registrant”), reserved for issuance for all awards granted under the Polaris Industries Inc. 2007 Omnibus Incentive Plan (as amended and restated, the “Omnibus Plan”).
     An aggregate of 1,750,000 shares of the Registrant’s Common Stock under the Omnibus Plan was previously registered pursuant to Registration Statement on Form S-8 (No. 333-147799) filed with the Securities and Exchange Commission on December 3, 2007. Such Registration Statement is currently effective and the contents thereof are incorporated herein by reference.
Item 8. Exhibits.
     The following Exhibits are filed as part of this Registration Statement:

4.1	Articles of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.a to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003.

4.2	Bylaws of the Registrant, incorporated by reference to Exhibit 3.b to the Registrant’s Registration Statement on Form S-4 (No. 033-55769).

4.3	Specimen Stock Certificate of the Registrant, incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-4 (No. 033-55769).

4.4	Rights Agreement, dated as of May 18, 2000 between the Registrant and Norwest Bank Minnesota, N.A. (now Wells Fargo Bank, N.A.), as Rights Agent, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A, filed on May 25, 2000.

5	Opinion of Kaplan, Strangis and Kaplan, P.A.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5).

24	Power of Attorney.

99.1	Polaris Industries Inc. 2007 Omnibus Incentive Plan, as amended and restated, incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on May 12, 2009.

99.2	Form of Stock Option Agreement and Notice of Exercise Form for options (cliff vesting) granted to executive officers under the Polaris Industries Inc. 2007 Omnibus Incentive Plan, incorporated by reference to Exhibit 10.ff to Registrant’s Current Report on Form 8-K filed February 4, 2008.

99.3	Form of Stock Option Agreement and Notice of Exercise Form for options (installment vesting) granted to executive officers under the Polaris Industries Inc. 2007 Omnibus Incentive Plan, incorporated by reference to Exhibit 10.t to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

99.4	Form of Deferred Stock Award Agreement for shares of deferred stock granted to non-employee directors in 2007 under the Polaris Industries Inc. 2007 Omnibus Incentive Plan, incorporated by reference to Exhibit 10.t to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Medina, state of Minnesota, on September 15, 2009.

POLARIS INDUSTRIES INC.
By:	/s/ Scott W. Wine
Scott W. Wine,
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
*	Chairman and Director	September 15, 2009
Gregory R. Palen

/s/ Scott W. Wine	Chief Executive Officer and	September 15, 2009
Scott W. Wine	Director (Principal Executive Officer)

/s/ Michael W. Malone	Vice President - Finance,	September 15, 2009
Michael W. Malone	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

*	Director	September 15, 2009
Andris A. Baltins

*	Director	September 15, 2009
Robert L. Caulk

*	Director	September 15, 2009
Annette K. Clayton

*	Director	September 15, 2009
John R. Menard, Jr.

*	Director	September 15, 2009
R.M. (Mark) Schreck

*	Director	September 15, 2009
William Grant Van Dyke

*	Director	September 15, 2009
John P. Wiehoff

*By:	/s/ Scott W. Wine Scott W. Wine Attorney-in-Fact	September 15, 2009

Scott W. Wine, pursuant to Powers of Attorney executed by each of the officers and directors listed above whose name is marked by an “*” and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this Registration Statement of Polaris Industries Inc., or any amendment thereto, on behalf of each of such officers and directors in the capacities in which the names of each appear above.

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Articles of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.a to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003.

4.2	Bylaws of the Registrant, incorporated by reference to Exhibit 3.b to the Registrant’s Registration Statement on Form S-4 (No. 033-55769).

4.3	Specimen Stock Certificate of the Registrant, incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-4 (No. 033-55769).

4.4
Rights Agreement, dated as of May 18, 2000 between the Registrant and Norwest Bank Minnesota, N.A. (now Wells Fargo Bank, N.A.), as Rights Agent, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A, filed on May 25, 2000.

5	Opinion of Kaplan, Strangis and Kaplan, P.A.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5).

24	Power of Attorney.

99.1	Polaris Industries Inc. 2007 Omnibus Incentive Plan, as amended and restated, incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on May 12, 2009.

99.2
Form of Stock Option Agreement and Notice of Exercise Form for options (cliff vesting) granted to executive officers under the Polaris Industries Inc. 2007 Omnibus Incentive Plan, incorporated by reference to Exhibit 10.ff to Registrant’s Current Report on Form 8-K filed February 4, 2008.

99.3
Form of Stock Option Agreement and Notice of Exercise Form for options (installment vesting) granted to executive officers under the Polaris Industries Inc. 2007 Omnibus Incentive Plan, incorporated by reference to Exhibit 10.t to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

99.4
Form of Deferred Stock Award Agreement for shares of deferred stock granted to non-employee directors in 2007 under the Polaris Industries Inc. 2007 Omnibus Incentive Plan, incorporated by reference to Exhibit 10.t to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.